    EXHIBIT 99.1

Oil States Announces Third Quarter 2023 Results
•Net income of $4.2 million, or $0.07 per diluted share, reported for the quarter
•Consolidated revenue of $194.3 million increased 6% sequentially, boosted by higher offshore and international activity
•Adjusted EBITDA (a non-GAAP measure(1)) of $23.4 million increased 23% sequentially
•Offshore/Manufactured Products segment revenue increased 18% sequentially to $111.0 million – the highest level reported since the fourth quarter of 2016
•Offshore/Manufactured Products segment's backlog increased sequentially for a fifth consecutive quarter totaling $348 million as of September 30, with a quarterly book-to-bill ratio of 1.2x
◦Third quarter segment bookings were augmented by two contract awards exceeding $15 million each
•Generated operating cash flow of $13.6 million in the quarter
•Incurred facility consolidation charges of $1.6 million ($1.3 million after-tax, or $0.02 per share) associated with the planned sales of certain manufacturing and service locations and the relocation of related equipment
HOUSTON, October 27, 2023 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	September 30, 2023	June 30, 2023	September 30, 2022	Sequential	Year-over-Year
Consolidated results:
Revenues	$194,289	$183,529	$189,394	6%	3%
Operating income(2)	$6,190	$3,269	$5,058	89%	22%
Net income	$4,212	$558	$2,143	655%	97%
Diluted earning per share	$0.07	$0.01	$0.03	600%	133%
Adjusted EBITDA(1)	$23,441	$19,016	$21,962	23%	7%

Revenues by segment:
Offshore/Manufactured Products	$111,043	$94,086	$96,037	18%	16%
Well Site Services	59,831	64,536	60,509	(7)%	(1)%
Downhole Technologies	23,415	24,907	32,848	(6)%	(29)%

Operating income (loss) by segment:
Offshore/Manufactured Products(2)	$17,804	$11,253	$13,373	58%	33%
Well Site Services	3,285	4,732	2,359	(31)%	39%
Downhole Technologies	(4,118)	(2,536)	(342)	(62)%	n.m.

Adjusted Segment EBITDA (a non-GAAP measure(1)):
Offshore/Manufactured Products	$24,442	$15,981	$18,304	53%	34%
Well Site Services	9,716	11,425	9,723	(15)%	—%
Downhole Technologies	(88)	1,639	4,100	n.m.	n.m.
___________________
(1)Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures, see "Reconciliations of GAAP to Non-GAAP Financial Information" tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)Operating income in the third quarter of 2023 included charges of $1.6 million associated with the Offshore/Manufactured Products segment's ongoing consolidation of certain manufacturing and service locations. Operating income in the third quarter of 2022 included a $6.1 million gain related to the Offshore/Manufactured Products segment’s settlement of outstanding litigation against certain service providers.

Oil States International, Inc. reported net income of $4.2 million, or $0.07 per share, and Adjusted EBITDA of $23.4 million for the third quarter of 2023 on revenues of $194.3 million. Reported third quarter 2023 net income included facility consolidation charges of $1.6 million ($1.3 million after-tax, or $0.02 per share). These results compare to revenues of $183.5 million, net income of $0.6 million, or $0.01 per share, and Adjusted EBITDA of $19.0 million reported in the second quarter of 2023.
Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,
"Our third quarter results benefited from growth in offshore and international spending, with significant sequential and year-over-year increases in offshore-project activity and backlog conversion. However, our quarterly performance was tempered by an industry-wide decline in U.S. well completions which has been ongoing since the start of 2023. We believe the U.S. activity declines were triggered by weaker commodity prices in effect earlier this year. With currently improved commodity pricing, we expect U.S. activity to recover into 2024.
"Reported revenues in our Offshore/Manufactured Products segment rose 18% sequentially and 16% year-over-year to $111 million in the third quarter of 2023 – the segment's highest revenue level since the fourth quarter of 2016. Segment backlog increased for a fifth consecutive quarter totaling $348 million as of September 30 – benefiting from our customers' increased planned investments in traditional and non-traditional offshore projects outside the United States. We received two notable project awards in the third quarter, including a production facility equipment order and a contract for our Merlin™ Deepsea Mineral Riser System designed for use in harvesting seabed minerals at extreme water depths. These minerals are critical components for the development of large-scale battery technology. The segment's bookings totaled $129 million, yielding a quarterly book-to-bill ratio of 1.2x.
"The receipt of another contract award for our Merlin™ Deepsea Mineral Riser System this quarter demonstrates the industry's recognition of our expertise and the technologies we have developed to enable pathways toward a lower-carbon multi-source energy mix to meet growing global energy demands. We are connecting the energy future by leveraging our rich oil and gas heritage in the support of additional energy sources while augmenting our core technologies, setting the stage for longer-term growth.
"Our continued investments in technology and innovation were also recently recognized by Gulf Energy, with our Active Seat Gate Valve receiving the 2023 Gulf Energy Information Excellence Award for Best Production Technology. This proprietary valve-technology provides operators with exceptional sealing performance while substantially reducing the amount of heavy grease used during valve operations and personnel intervention at the wellhead.
"In the third quarter, we generated cash flow from operations of $14 million and invested $2 million in net capital expenditures. With no short-term debt outstanding, cash on-hand increased to $53 million during the period. We expect to enhance our liquidity position and reduce our net debt in future quarters.
"We remain very encouraged by the continued up-cycle in offshore and international activity, customer acceptance of our recent technology introductions and growing backlog levels in our Offshore/Manufactured Products segment coupled with an improving commodity price environment."
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore/Manufactured Products
Offshore/Manufactured Products reported revenues of $111.0 million – the segment's highest revenue levels since the fourth quarter of 2016, operating income of $17.8 million and Adjusted Segment EBITDA of $24.4 million in the third quarter of 2023, compared to revenues of $94.1 million, operating income of $11.3 million and Adjusted Segment EBITDA of $16.0 million reported in the second quarter of 2023. During the third quarter of 2023, the segment recorded charges of $1.6 million associated with ongoing consolidation of certain manufacturing and service locations to gain operational efficiencies. Adjusted Segment EBITDA margin in the third quarter of 2023 was 22%, compared to 17% in the second quarter of 2023.
Backlog totaled $348 million as of September 30, 2023, an increase of $10 million, or 3%, from June 30, 2023 and $90 million, or 35%, from September 30, 2022. The current quarter-end backlog is at its highest level since December 31, 2015. Third quarter 2023 bookings totaled $129 million, yielding a quarterly book-to-bill ratio of 1.2x (1.2x year-to-date).

Well Site Services
Well Site Services reported revenues of $59.8 million, operating income of $3.3 million and Adjusted Segment EBITDA of $9.7 million in the third quarter of 2023, compared to revenues of $64.5 million, operating income of $4.7 million and Adjusted Segment EBITDA of $11.4 million reported in the second quarter of 2023. Adjusted Segment EBITDA margin was 16% in the third quarter of 2023, compared to 18% in the second quarter of 2023.
Downhole Technologies
Downhole Technologies reported revenues of $23.4 million and an operating loss of $4.1 million while Adjusted Segment EBITDA was essentially breakeven in the third quarter of 2023, compared to revenues of $24.9 million, an operating loss of $2.5 million and Adjusted Segment EBITDA of $1.6 million reported in the second quarter of 2023.
Corporate
Corporate operating expenses in the third quarter of 2023 totaled $10.8 million.
Interest Expense, Net
Net interest expense totaled $1.9 million in the third quarter of 2023, which included $0.5 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
The Company recognized tax expense of $0.2 million on pre-tax income of $4.4 million during the third quarter of 2023. In the second quarter of 2023, the Company recognized tax expense of $0.9 million on pre-tax income of $1.4 million.
Cash Flows
During the third quarter of 2023, the Company generated cash flows from operations of $13.6 million and invested $6.0 million ($2.3 million net of proceeds from sales of property and equipment) in new equipment to support future growth.
Financial Condition
Cash on-hand increased $10.5 million in the quarter, totaling $52.9 million at September 30, 2023. No borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility") at September 30, 2023. Liquidity (cash plus borrowing availability) totaled $137.4 million at September 30, 2023, with amounts available to be drawn under the ABL Facility totaling $84.5 million.

Conference Call Information
The call is scheduled for October 27, 2023 at 11 a.m. Central Daylight Time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".
For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries ("OPEC") and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues:
Products	$102,636	$92,630	$99,743	$295,106	$284,537
Services	91,653	90,899	89,651	278,911	250,735
	194,289	183,529	189,394	574,017	535,272

Costs and expenses:
Product costs	80,188	72,659	81,576	231,524	225,765
Service costs	70,239	69,371	69,723	211,668	194,294
Cost of revenues (exclusive of depreciation and amortization expense presented below)	150,427	142,030	151,299	443,192	420,059
Selling, general and administrative expense	24,241	23,528	23,374	71,785	70,964
Depreciation and amortization expense	15,416	15,537	16,413	46,209	51,469
Other operating income, net(1)	(1,985)	(835)	(6,750)	(2,503)	(6,852)
	188,099	180,260	184,336	558,683	535,640
Operating income (loss)	6,190	3,269	5,058	15,334	(368)

Interest expense, net	(1,928)	(2,059)	(2,637)	(6,378)	(7,947)
Other income, net	186	210	491	672	1,892
Income (loss) before income taxes	4,448	1,420	2,912	9,628	(6,423)
Income tax provision	(236)	(862)	(769)	(2,700)	(6,002)
Net income (loss)	$4,212	$558	$2,143	$6,928	$(12,425)

Net income (loss) per share:
Basic	$0.07	$0.01	$0.03	$0.11	$(0.20)
Diluted	0.07	0.01	0.03	0.11	(0.20)

Weighted average number of common shares outstanding:
Basic	62,651	62,803	62,674	62,760	61,292
Diluted	63,060	63,174	62,676	63,135	61,292
________________
(1)Other operating income, net for the three months and nine months ended September 30, 2023 included facility consolidation charges of $1.6 million associated with the Offshore/Manufactured Products segment's ongoing consolidation and relocation of certain manufacturing and service locations. Other operating income, net for the three and nine months ended September 30, 2022 included a gain of $6.1 million related to the Offshore/Manufactured Products segment's settlement of outstanding litigation against certain service providers.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,904	$42,018
Accounts receivable, net	189,249	218,769
Inventories, net	206,541	182,658
Prepaid expenses and other current assets	36,015	19,317
Total current assets	484,709	462,762

Property, plant, and equipment, net	279,146	303,835
Operating lease assets, net	22,002	23,028
Goodwill, net	79,399	79,282
Other intangible assets, net	157,077	169,798
Other noncurrent assets	25,687	25,687
Total assets	$1,048,020	$1,064,392

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$589	$17,831
Accounts payable	58,489	73,251
Accrued liabilities	49,138	49,057
Current operating lease liabilities	6,461	6,142
Income taxes payable	2,593	2,605
Deferred revenue	50,370	44,790
Total current liabilities	167,640	193,676

Long-term debt	135,437	135,066
Long-term operating lease liabilities	18,768	20,658
Deferred income taxes	7,386	6,652
Other noncurrent liabilities	20,425	18,782
Total liabilities	349,656	374,834

Stockholders' equity:
Common stock	772	766
Additional paid-in capital	1,127,443	1,122,292
Retained earnings	278,955	272,027
Accumulated other comprehensive loss	(77,271)	(78,941)
Treasury stock	(631,535)	(626,586)
Total stockholders' equity	698,364	689,558
Total liabilities and stockholders' equity	$1,048,020	$1,064,392

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$6,928	$(12,425)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	46,209	51,469
Stock-based compensation expense	5,157	5,167
Amortization of deferred financing costs	1,344	1,416
Deferred income tax provision (benefit)	(66)	1,295
Gains on disposals of assets	(3,335)	(1,538)
Settlement of disputes with seller of GEODynamics, Inc.	—	620
Other, net	(614)	459
Changes in operating assets and liabilities, net of effect from acquired business:
Accounts receivable	29,538	(27,745)
Inventories	(23,754)	(18,680)
Accounts payable and accrued liabilities	(17,515)	8,873
Deferred revenue	5,580	7,496
Other operating assets and liabilities, net	2,905	2,586
Net cash flows provided by operating activities	52,377	18,993

Cash flows from investing activities:
Capital expenditures	(23,370)	(13,263)
Proceeds from disposition of property and equipment	4,374	2,211
Acquisition of business, net of cash acquired	—	(8,125)
Other, net	(120)	(168)
Net cash flows used in investing activities	(19,116)	(19,345)

Cash flows from financing activities:
Revolving credit facility borrowings	35,693	9,830
Revolving credit facility repayments	(35,693)	(9,830)
Repayment of 1.50% convertible senior notes	(17,315)	(6,272)
Payment of promissory note to seller of GEODynamics, Inc.	—	(10,000)
Other debt and finance lease repayments	(340)	(541)
Payment of financing costs	(101)	(81)
Purchases of treasury stock	(3,001)	—
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,948)	(1,002)
Net cash flows used in financing activities	(22,705)	(17,896)

Effect of exchange rate changes on cash and cash equivalents	330	(1,501)
Net change in cash and cash equivalents	10,886	(19,749)
Cash and cash equivalents, beginning of period	42,018	52,852
Cash and cash equivalents, end of period	$52,904	$33,103

Cash paid (received) for:
Interest	$4,353	$4,605
Income taxes, net	(34)	(67)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023(2)	June 30, 2023	September 30, 2022(3)	September 30, 2023(2)	September 30, 2022(3)
Revenues(1):
Offshore/Manufactured Products
Project-driven:
Products	$45,527	$32,210	$38,911	$116,869	$113,853
Services	30,391	24,846	23,421	79,867	71,714
	75,918	57,056	62,332	196,736	185,567
Military and other products	7,195	7,965	9,995	22,157	23,104
Short-cycle products	27,930	29,065	23,710	84,435	67,945
Total Offshore/Manufactured Products	111,043	94,086	96,037	303,328	276,616
Well Site Services	59,831	64,536	60,509	191,425	163,500
Downhole Technologies	23,415	24,907	32,848	79,264	95,156
Total revenues	$194,289	$183,529	$189,394	$574,017	$535,272

Operating income (loss):
Offshore/Manufactured Products	$17,804	$11,253	$13,373	$40,147	$33,010
Well Site Services	3,285	4,732	2,359	14,983	(435)
Downhole Technologies	(4,118)	(2,536)	(342)	(8,173)	(3,332)
Corporate	(10,781)	(10,180)	(10,332)	(31,623)	(29,611)
Total operating income (loss)	$6,190	$3,269	$5,058	$15,334	$(368)
________________
(1)The Company revised its supplemental disclosure of disaggregated revenue information in the second quarter of 2023. Prior-period disclosures of disaggregated revenue information were conformed with the current-period presentation.
(2)Operating income for the three months and nine months ended September 30, 2023 included facility consolidation charges of $1.6 million associated with the Offshore/Manufactured Products segment's ongoing consolidation and relocation of certain manufacturing and service locations.
(3)Operating income (loss) for the three and nine months ended September 30, 2022 included a gain of $6.1 million related to the Offshore/Manufactured Products segment's settlement of outstanding litigation against certain service providers.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net income (loss)	$4,212	$558	$2,143	$6,928	$(12,425)
Interest expense, net	1,928	2,059	2,637	6,378	7,947
Income tax provision	236	862	769	2,700	6,002
Depreciation and amortization expense	15,416	15,537	16,413	46,209	51,469
Facility consolidation charges	1,649	—	—	1,649	—
Settlement of disputes with seller of GEODynamics, Inc.	—	—	—	—	620
Gains on extinguishment of 1.50% convertible senior notes	—	—	—	—	(157)
Adjusted EBITDA	$23,441	$19,016	$21,962	$63,864	$53,456
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, facility consolidation charges and loss on settlement of disputes with the seller of GEODynamics, Inc., less gains on extinguishment of 1.50% convertible senior notes (the "2023 Notes"). Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Offshore/Manufactured Products:
Operating income	$17,804	$11,253	$13,373	$40,147	$33,010
Other income (expense), net	68	81	(141)	314	(55)
Depreciation and amortization expense	4,921	4,647	5,072	14,236	15,651
Facility consolidation charges	1,649	—	—	1,649	—
Adjusted Segment EBITDA	$24,442	$15,981	$18,304	$56,346	$48,606

Well Site Services:
Operating income (loss)	$3,285	$4,732	$2,359	$14,983	$(435)
Other income, net	118	129	632	358	2,496
Depreciation and amortization expense	6,313	6,564	6,732	19,023	22,059
Adjusted Segment EBITDA	$9,716	$11,425	$9,723	$34,364	$24,120

Downhole Technologies:
Operating loss	$(4,118)	$(2,536)	$(342)	$(8,173)	$(3,332)
Other expense, net	—	—	—	—	(86)
Depreciation and amortization expense	4,030	4,175	4,442	12,480	13,249
Adjusted Segment EBITDA	$(88)	$1,639	$4,100	$4,307	$9,831

Corporate:
Operating loss	$(10,781)	$(10,180)	$(10,332)	$(31,623)	$(29,611)
Other expense, net	—	—	—	—	(463)
Depreciation and amortization expense	152	151	167	470	510
Settlement of disputes with seller of GEODynamics, Inc.	—	—	—	—	620
Gains on extinguishment of 1.50% convertible senior notes	—	—	—	—	(157)
Adjusted Segment EBITDA	$(10,629)	$(10,029)	$(10,165)	$(31,153)	$(29,101)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, facility consolidation charges and loss on settlement of disputes with the seller of GEODynamics, Inc., less gains on extinguishment of the 2023 Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.